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                                                                     EXHIBIT 1.2


                         HOUSEHOLD AUTOMOTIVE TRUST ___
                                  SERIES _____

                     $___________ ___% Class A Certificates




                             UNDERWRITING AGREEMENT

[Name of Lead Underwriter]
     As Representative of the Underwriters
[address]                                                            [date]


Dear Sirs:

                  Household Finance Corporation, a corporation organized and existing under the laws of Delaware, individually ("HFC") and as Master Servicer (the "MASTER SERVICER"), Household Auto Receivables Corporation, a corporation organized and existing under the laws of Nevada and a wholly owned subsidiary of HFC, individually ("HARC") and as Seller (the "SELLER"), and Household Automotive Finance Corporation, a corporation organized and existing under the laws of Delaware and wholly owned subsidiary of HFC ("HAFC"), agree with you as follows:

                  Section 1. ISSUANCE AND SALE OF SERIES _____ CERTIFICATES. The Seller has authorized the issuance and sale of $___________ ___% Class A Certificates (the "SERIES _____ OFFERED CERTIFICATES"). The Series _____ Offered Certificates are to be issued by Household Automotive Trust ___ (the "TRUST") pursuant to an Pooling and Servicing Agreement, dated as of ____________, (the "POOLING AND SERVICING AGREEMENT") by and among HFC, the Master Servicer, the Trust and __________________, a [New York] banking corporation, as trustee (the "TRUSTEE"). In addition to the Series _____ Offered Certificates, the Trust will also issue the Series _____ Non-Offered Certificates (the "SERIES _____ NON-OFFERED CERTIFICATES") pursuant to the Pooling and Servicing Agreement, dated as of ____________. The Series _____ Offered Certificates and the Series _____ Non-Offered Certificates are referred to herein collectively as the "SERIES _____ SECURITIES." The assets of the Trust will include a pool of non-prime retail installment sales contracts secured by new or used automobiles, light duty trucks and vans (the "RECEIVABLES") and certain monies due thereunder on or after __________ (the "CUT-OFF DATE").

                  As used herein, the term "SELLER AGREEMENTS" means the Pooling and Servicing Agreement, the Master Receivables Purchase Agreement dated as of ____________ between the Seller and HAFC (the "MASTER RECEIVABLES PURCHASE AGREEMENT") and this Underwriting

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Agreement (this "AGREEMENT"); the term "HAFC AGREEMENTS" means the Master
Receivables Purchase Agreement and this Agreement; the term "HFC AGREEMENTS" means the Pooling and Servicing Agreement and this Agreement.

                  HFC, the Seller and HAFC are direct or indirect subsidiaries of Household International, Inc. ("HOUSEHOLD"). HFC, the Seller and HAFC are collectively referred to herein as the "HOUSEHOLD ENTITIES").

                  The Series _____ Offered Certificates are being purchased by the Underwriters named in Schedule 1 hereto, and the Underwriters are purchasing, severally, only the Series _____ Offered Certificates set forth opposite their names in Schedule 1, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Agreement. [Name of Lead Underwriter] is acting as representative of the Underwriters and in such capacity, is hereinafter referred to as the "REPRESENTATIVE."

                  The offering of the Series _____ Offered Certificates will be made by the Underwriters and the Household Entities understand that the Underwriters propose to make a public offering of the Series _____ Offered Certificates for settlement on ___________, as the Underwriters deem advisable.

                  None of the Series _____ Non-Offered Certificates are being purchased by the Underwriters hereby.

                  Defined terms used herein and not otherwise defined shall have their respective meanings as set forth in Section 1.1 of the Pooling and Servicing Agreement.

                  Section 2. REPRESENTATIONS AND WARRANTIES.

                  A. HAFC and the Seller, individually, represent and warrant to, and agree with, the Underwriters as set forth in this Section 2(A). Certain terms used in this Section 2(A) are defined in the second paragraph of subsection 2(A)(i) below.

                             (i) The Seller meets the requirements for use of
                  Form S-3 under the Securities Act of 1933, as amended (the "ACT"). A registration Statement on For S-3 (no. 333-______) has (a) been prepared by the Seller on such Form in conformity with the requirements of the Act and the rules and regulations of the United States Securities and Exchange Commission (the "COMMISSION") thereunder, (b) been filed with the Commission and (c) been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened, by the Commission. Copies of such Registration Statement have been delivered by the Seller to the Underwriters. There are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the rules and regulations of the Commission which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement.

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The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act. "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The term "BASE PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS SUPPLEMENT" means the prospectus supplement dated the date hereof, specifically relating to the Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations. The term "PROSPECTUS" means, together, then Base Prospectus and the Prospectus Supplement. "REGISTRATION STATEMENT" shall mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Act or rules thereunder, including amendments, all documents incorporated or deemed to be incorporated by reference therein, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as amended or supplemented pursuant to the Act or rules thereunder or the Exchange Act or rules thereunder. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "RULE 424" and "RULE 430A" refer to such rules under the Act. "RULE 430A INFORMATION" means information with respect to the Series _____ Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. The "RULES AND REGULATIONS" shall mean the rules and regulations of the Commission. All references in this Agreement to financial statements and schedules and other information which is "contained," included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                             (ii) On the Effective Date, the Registration
                  Statement did or will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations thereunder; assuming compliance by each Underwriter with Sections 3(a), 3(b), 3(c) and 3(f) hereof on the Effective Date and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the Statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that HAFC and the Seller make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to HAFC or the Seller by the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                             (iii) Each of HAFC and the Seller is a
                  corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of HAFC and the Seller has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to have such requisite power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HAFC or the Seller.

                             (iv) Neither HAFC nor the Seller is in violation
                  of its certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Seller or HAFC, as the case may be, is subject, except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

                             (v) The execution, delivery and performance by
                  the Seller of each Seller Agreement, the issuance of the Series _____ Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or, other than as contemplated in the Registration Statement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it may be bound, or to which any of the property or assets of the Seller is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Seller or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                             (vi) The execution, delivery and performance by
                  HAFC of each HAFC Agreement, the issuance of the Series _____ Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Registration Statement, assets of HAFC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HAFC is a party or by which it may be bound, or to which any of the property or assets of HAFC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HAFC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                             (vii) Each Seller Agreement has been, or when
                  executed and delivered, will have been, duly executed and delivered by the Seller; and each Seller Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against the Seller in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

                             (viii) Each HAFC Agreement has been, or, when
                  executed and delivered, will have been duly executed and delivered by HAFC; and each Seller Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HAFC in accordance with their respective terms, subject as to the enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

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                             (ix) HAFC has authorized the conveyance of the
                  Receivables to the Seller; the Seller has authorized the conveyance of the Receivables to the Trust; and the Seller has directed the Trust to issue and sell the Series _____ Securities.

                             (x) Each of HAFC and the Seller is solvent and
                  will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Series _____ Related Documents. The Seller has no indebtedness to any Person other than pursuant to this Agreement and the Series _____ Related Documents. Each of the Issuer, HAFC and the Seller, after giving effect to the transactions contemplated by this Agreement and the other Series _____ Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

                             (xi) Any taxes, fees and other governmental
                  charges in connection with the execution, delivery and performance of any Seller Agreement and the Securities shall have been paid or will be paid by the Seller at or prior to the Closing Date.

                             (xii) The Series _____ Offered Certificates have
                  been duly and validly authorized, and, when validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and as provided herein will conform in all material respects to the description thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                             (xiii) There are no legal or governmental
                  proceedings pending, or to the knowledge of HAFC or the Seller threatened, to which HAFC or the Seller is a party or of which any property of any of them is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of such person and its subsidiaries taken as a whole, or which would have a material adverse effect upon the consummation of this Agreement.

                             (xiv) Arthur Andersen LLP is an independent
                  public accountant with respect to HAFC and Seller as required by the Act and the Rules and Regulations.

                             (xv) No consent, approval, authorization, order,
                  registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Series _____ Offered Certificates, or the consummation by HAFC or the Seller of the other transactions contemplated by this Agreement, the Master Receivables Purchase Agreement or the Pooling and Servicing Agreement, except for (A) the registration under the Act of the Series _____ Offered Certificates, (B) such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase of the Series _____ Offered Certificates and the subsequent distribution of the Series _____ Offered Certificates by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HAFC and its subsidiaries taken as a whole or the Seller or the transactions contemplated by such agreements.

                             (xvi) (a) HAFC has the power and authority to
                  sell the Receivables to the Trust, and (b) following the conveyance of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement, the Trust will own the Receivables free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "LIENS") other than Liens created by the Pooling and Servicing Agreement.

                             (xvii) As of the Cutoff Date, each of the
                  Receivables will meet the eligibility criteria described in the Prospectus.

                             (xviii) Neither HAFC nor the Seller will conduct
                  their operations while any of the Securities are outstanding in a manner that would require the Seller or the Trust to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT") as in effect on the date hereof.

                             (xix) Each of the Seller and HAFC possesses all
                  material licenses, certificates, authorities or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described on the Prospectus and neither the Seller nor HAFC has received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

                             (xx)  At the Closing Date, each of the
                  representations and warranties of HAFC set forth in the HAFC Agreements or of the Seller set forth in the Seller Agreements will be true and correct in all material respects.

                             (xxi) Since the respective dates as of which
                  information is given in the Prospectus, (x) there has not been any material adverse change in or affecting the general affairs, business, management, financial condition, stockholder's equity, results of operations, regulatory situation or business prospects of HAFC and (y) HAFC has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to HAFC that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Series _____ Offered Certificates, otherwise than as set forth or contemplated in the Prospectus.

                  B. HFC represents, warrants and agrees with the Underwriters, that:

                             (i) HFC is a corporation duly organized and
                  validly existing and in good standing under the laws of its jurisdiction of incorporation. HFC has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole.

                             (ii) HFC is not in violation of its certificate
                  of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

                             (iii) The execution, delivery and performance by
                  HFC of the HFC Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HFC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of HFC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                             (iv) Each HFC Agreement has been, or, when
                  executed and delivered, will have been, duly executed and delivered by HFC; and each HFC Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HFC in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement to limitations of public policy under applicable securities laws.

                             (v) HFC will, upon request by any Underwriter,
                  provide to such Underwriter complete and correct copies of all reports filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during 1997, 1998 and 1999. Except as set forth in or contemplated in such reports, there has been no material adverse change in the consolidated financial condition of HFC and its subsidiaries taken as a whole.

                             (vi) There are no legal or governmental
                  proceedings pending, or to the knowledge of HFC threatened, to which HFC is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of HFC and its subsidiaries taken as a whole or which would have a material adverse effect upon the consummation of this Agreement.

                             (vii) No consent, approval, authorization,
                  order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HFC of the transactions contemplated by the HFC Agreements, except for (A) the registration under the Act of the Series _____ Offered Certificates, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase of the Series _____ Offered Certificates and the subsequent distribution of the Series _____ Offered Certificates by the Underwriters or
                  (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

                             (viii) Arthur Andersen LLP is an independent
                  public accountant with respect to HFC as required by the Act and the Rules and Regulations.

                  Section 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. Each Underwriter severally, and not jointly, represents and warrants to, and agrees with the other Underwriters, HAFC, the Seller and HFC that:

                  (a) Prior to the Effective Date, such Underwriter has not furnished and will not furnish, in writing or by electronic transmission, any Derived Information relating to the Series _____ Offered Certificates to any prospective investor.

                  (b) Such Underwriter shall provide the Seller no later than one Business Day after any Collateral Term Sheet is delivered to a prospective investor, or in the case of any

Structural Term Sheets and Computational Materials no later than one Business Day before the date on which the Prospectus is required to be filed pursuant to Rule 424, all such Derived Information delivered to a prospective investor by it during the period commencing on the Effective Date and ending on the date the Prospectus is filed with the Commission. Such Underwriter shall deliver to the Seller a hard copy and, in a mutually agreed upon format, a disk or electronic transmission of such Derived Information.

                  (c) Assuming the accuracy of the Seller-Provided Information used in the preparation of Derived Information, the Derived Information, delivered by such Underwriter, as of the date thereof, is accurate in all material respects, taking into account the assumptions set forth in such Derived Information, but without making any representations as to the appropriateness of such assumptions.

                  (d) Each Underwriter acknowledges that none of HAFC, the Seller or HFC will be deemed to have breached any representation and warranty or to have failed to satisfy any other agreement contained herein, to the extent any such breach or failure on the part of such party resulted solely from an Underwriter's breach of the representation and warranty set forth in subsection (a), (b) or (c) above, PROVIDED, HOWEVER, that the rights and obligations otherwise available to an Underwriter pursuant to Section 10 and 11 hereof are not limited solely as a result of an Underwriter's breach of the representation and warranty set forth in subsection (a) above.

                  (e) For purposes of this Agreement, "DERIVED INFORMATION" means the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters). The terms "COLLATERAL TERM SHEET" and "STRUCTURAL TERM SHEET" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA LETTER") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission staff's response thereto, were publicly available February 17, 1995), and with respect to "COLLATERAL TERM SHEET" includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "COMPUTATIONAL MATERIALS" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission staff's response thereto, were publicly available May 20, 1994). "SELLER-PROVIDED INFORMATION" means the information contained on any computer tape furnished to the Underwriters by the Seller concerning the assets comprising the Issuer.

                   (f) Any "electronic roadshow" presentation used by such Underwriter (an "ER PRESENTATION") shall be made available only to institutional investors, investment advisors and other persons of a type the Underwriter would customarily invite to a road show who have been provided with a password by such Underwriter. If the ER Presentation is transmitted during the "waiting period" between filing and effectiveness of the Registration Statement, a preliminary prospectus pursuant to Section 10(b) of the Act will be made available to the prospective investor prior to the release of the password to such investor. In such event, the ER Presentation will be preceded and conclude with the following statement:

                  A preliminary prospectus has been furnished to each person authorized to receive this transmission. You should refer to such prospectus, and to the registration statement of which it is a part, for more complete information about the offering. By electing to view this transmission, you represent, warrant and agree that you will not videotape, record or otherwise attempt to reproduce or retransmit the contents of this transmission.

                  In addition an ER Presentation transmitted during the waiting period shall also include a legend complying in substance with Rule 134(b) of the Act. Any ER Presentation transmitted prior to effectiveness of the Registration Statement will be coded so that viewers will not be able to copy, print or down-load information contained in the ER Presentation and will be able to view the ER Presentation only during the 24-hour period beginning with initial access to the ER Presentation.

                  If the Registration Statement is effective at the time the ER Presentation is transmitted, a prospectus pursuant to Section 10(a) of the Act will be made available to each prospective investor that is provided access to the ER Presentation, or if a prospectus pursuant to Section 10(a) of the Act is not yet available, then a preliminary prospectus pursuant to
Section 10(b) of the Act will be made available to each prospective investor that is provided access to the ER Presentation.

                  The content of the ER Presentation shall be approved by HAFC, the Seller and HFC prior to transmission and shall not be inconsistent with the prospectus made available to such investors prior to the ER Presentation transmission.

                  Section 4. PURCHASE AND SALE. The Underwriters' commitment to purchase the Series _____ Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of the Household Entities herein contained and shall be subject to the terms and conditions herein set forth. The Seller agrees to instruct the Trust to issue the Series _____ Offered Certificates to the Underwriters, and the Underwriters agree to purchase the Series _____ Offered Certificates on the date of issuance thereof. The purchase prices for the Series _____ Offered Certificates shall be as set forth on Schedule 1 hereto.

                  Section 5. DELIVERY AND PAYMENT. Payment of the purchase price for, and delivery of, any Series _____ Offered Certificates to be purchased by the Underwriters shall be made at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or at such other place as shall be agreed upon by the Representative and the Household Entities, at 10:00 a.m. New York City time on __________ (the "CLOSING DATE"), or at such other time or date as shall be agreed upon in writing by the Representative and the Household Entities. Payment shall be made by wire transfer of same day funds payable to the account designated by HAFC. Each of the Series _____ Offered Certificates so to be delivered shall be represented by one or more global Series _____ Offered Certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company.

                  The Household Entities agree to have the Series _____ Offered Certificates available for inspection, checking and packaging by the Representative in New York, New York, not later than 12:00 P.M. New York City time on the business day prior to the Closing Date.

                  Section 6. OFFERING BY UNDERWRITERS.

                  (a) It is understood that the Underwriters propose to offer the Series _____ Offered Certificates for sale to the public as set forth in the Prospectus.

                  (b) Each Underwriter represents and agrees that (i) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell any Series _____ Offered Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series _____ Offered Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Series _____ Offered Certificates, to a person who is of a kind described in the Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or to a person to whom such document may otherwise lawfully be issued, distributed or passed on.

                  Section 7. COVENANTS OF THE HOUSEHOLD ENTITIES. The Household Entities, covenant with the Underwriters as follows:

                  A. The Seller will use its best efforts to cause the Registration Statement and any amendment thereto, if not effective at the Execution Time, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus properly completed, pursuant to Rule 424(b) within the time period prescribed and will promptly evidence satisfactory to the Underwriters of such timely filing. The Seller will promptly advise the Underwriters (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Seller of any modification with respect to the suspension of the qualification of the Series _____ Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Underwriters reasonably object. The Seller will use its best efforts to prevent the issuance of any such stop order and if issued, to obtain as soon as possible the withdrawal thereof.

                  B. If, at any time when a Prospectus relating to the Series _____ Offered Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to supplement such Prospectus to comply with the Act or the rules thereunder, the Seller shall be required to notify the Underwriters and upon the Underwriters' request to prepare and furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.

                  C. As soon as practicable, but in any event within 120 days of the close of the period covered thereby, the Seller will make generally available to Certificateholders and to the Underwriters an earnings statement or statements of the Trust which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  D. The Seller will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request.

                  E. The Household Entities, jointly and severally, agree to pay all expenses incidental to the performance of their obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, and any document incorporated by reference in the Prospectus (including exhibits thereto), (ii) any fees charged by any rating agency for the rating of the Series _____ Offered Certificates, (iii) any expenses (including reasonable fees and disbursements of counsel not to exceed $10,000) incurred by the Underwriters in connection with qualification of the Series _____ Offered Certificates for sale under the laws of such jurisdictions as the Underwriters designate, (iv) the fees and expenses of (A) Dewey Ballantine LLP as special counsel for the Household Entities and (B) Arthur Andersen LLP, (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Series _____ Offered Certificates, and (vi) the cost of delivering the Series_____ Offered Certificates to the offices of the Underwriters, insured to the satisfaction of the Underwriters (it being understood that, except as provided in this paragraph (E) and in Sections 9 and 10 hereof, each Underwriter will pay its own expenses, including the expense of preparing, printing and reproducing this Agreement, the fees and expenses of counsel for the Underwriters, any transfer taxes on resale of any of the Series _____ Offered Certificates by it and advertising expenses connected with any offers that the Underwriters may make).

                  F. The Seller will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Series _____ Offered Certificates for sale under the laws of such jurisdictions within the United States or as necessary to qualify for the Euroclear System or

Cedel Bank, societe anonyme and as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Series _____ Offered Certificates and will arrange for the determination of the legality of the Series _____ Offered Certificates for purchase by institutional investors.

                  G. For so long as the Series _____ Offered Certificates are outstanding, the Household Entities will furnish to the Underwriters (i) as soon as practicable after the end of each fiscal year of the Trust, all documents required to be distributed to Certificateholders under the Pooling and Servicing Agreement and (ii) as soon as practicable after filing, any other information concerning the Household Entities filed with any government or regulatory authority which is otherwise publicly available, as the Underwriters may reasonably request.

                  H. To apply the net proceeds from the sale of the Series _____ Offered Certificates in the manner set forth in the Prospectus.

                  I. If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of the Seller, there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of any of the Household Entities, the Seller will give prompt written notice thereof to the Underwriters.

                  J. The Seller, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Act and the Rules and Regulations thereunder.

                  K. To the extent, if any, that the ratings provided with respect to the Series _____ Offered Certificates by the Rating Agency that initially rate the Series _____ Offered Certificates are conditional upon the furnishing of documents or the taking of any other actions by the Seller or HAFC, the Seller shall use its best efforts to furnish or cause to be furnished such documents and take any such other actions.

                  L. Neither HAFC nor the Seller will, with the prior written consent of the Representative, contract to sell any automobile receivable-backed certificates or notes or other similar securities either directly or indirectly for a period of five (5) business days after the later of the termination of the underwriting syndicate or the Closing Date.

                  M. So long as any of the Series _____ Offered Certificates are outstanding, the Household Entities shall furnish to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance of the Master Servicer delivered to the Trustee pursuant to Section 4.10 of the Pooling and Servicing Agreement, and (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 4.11 of the Pooling and Servicing Agreement with respect to the Master Servicer.

                  Section 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Series _____ Offered Certificates on the Closing Date pursuant to this Agreement are subject to (i) the material accuracy of the representations and warranties on the part of the Household Entities herein contained as of the Execution Time,
(ii) the material accuracy of the statements of officers of the Household Entities made pursuant hereto, (iii) the performance by the Household Entities of all of their respective obligations hereunder, and the performance by the Household Entities of all of their respective obligations under the Seller Agreements, HAFC Agreements and the HFC Agreements and (iv) the following conditions as of the Closing Date:

                  A. If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than 12:00 Noon New York City time on the business day following the day on which the public offering price was determined; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  B. Each of the Household Entities shall have delivered a certificate, dated the Closing Date signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named Household Entity, have carefully examined Series _____ Related Documents, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:

                             (i) the representations and warranties of such Household Entity in this Agreement are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

                             (ii) such Household Entity has complied, in all
                  material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                             (iii) nothing has come to the attention of such
                  Household Entity that would lead it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                             (iv) no stop order suspending the effectiveness
                  of the Registration Statement has been issued and no proceedings for that purpose have been instituted. or, to the knowledge of the signor, threatened.

                  C. John Blenke, Vice President - Corporate Law and Assistant Secretary of Household International, Inc., shall have delivered a favorable opinion with respect to clauses (i) through (x) of this paragraph
(C), and Dewey Ballantine LLP, special counsel to the Household Entities, shall have delivered a favorable opinion with respect to clauses (xi) through
(xiii) of this paragraph (C) each opinion shall be dated the Closing Date and shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

                             (i) each of HFC, HAFC and the Seller is duly
                  incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and to conduct its business, except where failure to have such power and authority do not have a material adverse effect, as applicable, on the business or consolidated financial condition of HFC and its subsidiaries, taken as a whole, or HFC, HAFC, or the Seller, to enter into and perform its obligation under the HFC Agreements, the HAFC Agreements or the Seller Agreements, as applicable, and to consummate the transactions contemplated hereby and thereby;

                             (ii) each of the HFC Agreements, the HAFC
                  Agreements or the Seller Agreements has been duly authorized, executed and delivered by HFC, HAFC or the Seller, as applicable, and constitute the legal, valid and binding agreement of HFC, HAFC or the Seller, as applicable, enforceable in accordance with its terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights,
                  (B) to general principles of equity (regardless of whether enforcement is sought in a proceedings in equity or at law) and (C) with respect to rights of indemnity to limitations of public policy under applicable securities laws;

                             (iii) the issuance and sale of the Series _____
                  Offered Certificates have been duly authorized and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, entitled to the benefits of the Pooling and Servicing Agreement, enforceable in accordance with their terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                             (iv) neither the execution nor the delivery of
                  the Underwriting Agreement, the Master Receivables Purchase Agreement or the Pooling and Servicing Agreement nor the issuance or delivery of the Series _____ Offered Certificates, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Series _____ Offered

                  Certificates, the Underwriting Agreement, the Master Receivables Purchase Agreement or the Pooling and Servicing Agreement will conflict with or violate any term or provision of the charter or by-laws of the Household Entities, or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Household Entities pursuant to, any material statute currently applicable to any of them or the Trust or any order or regulation known to such counsel to be currently applicable to any of them or the Trust of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Household Entities or the Trust, as the case may be, or the terms of any indenture or other agreement or instrument known to such counsel to which the Household Entities or the Trust is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement.

                             (v) to the best knowledge of such counsel, there
                  is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Underwriting Agreement, the Trust, the Series _____ Offered Certificates, the Master Receivables Purchase Agreement or the Pooling and Servicing Agreement or any of the transactions contemplated herein or therein or with respect to the Household Entities which, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Certificateholders or the Trust or upon the ability of any of the Household Entities to perform their obligations under any of such agreements, and there is no material contract, franchise or document relating to the Trust or property conveyed to the Trust which is not disclosed in the Registration Statement or Prospectus; and the statements included in the Registration Statement and Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents fairly summarize the matters therein described;

                             (vi) the Registration Statement has become
                  effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (and any supplements thereto) (other than financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                             (vii) such counsel has no reason to believe that
                  at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion);

                             (viii) to the best knowledge of such counsel, no
                  consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or regulatory body under the federal law of the United States or the laws of the State of New York is required in connection with the consummation of the transactions contemplated in the Underwriting Agreement, the Master Receivables Purchase Agreement or the Pooling and Servicing Agreement, except (A) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection. with the purchase of the Series _____ Offered Certificates by the Underwriters and the subsequent distribution of the Series _____ Offered Certificates by the Underwriters or
                  (B) where the failure to have such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the Trust's interests in the Receivables or the transactions contemplated by such agreements;

                             (ix) the Series _____ Offered Certificates, the
                  Underwriting Agreement, the Master Receivables Purchase Agreement and the Pooling and Servicing Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                             (x) the Issuer is not required to be registered
                  under the Investment Company Act of 1940;

                             (xi) the statements in the Prospectus Supplement
                  under the captions "Summary of Terms -- Tax Status," "Summary of Terms -- ERISA Considerations," "ERISA Considerations" and "Material Federal Income Tax Consequences," "Certain Legal Aspects of the Receivables" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by counsel and represent a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein;

                             (xii) the statements in the Base Prospectus
                  under the captions "Summary of Terms -- Tax Status," "Summary of Terms -- ERISA Considerations," "ERISA Considerations" and "Material Federal Income Tax Consequences," "Certain Legal Aspects of the Receivables" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by counsel and represent a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein;

                             (xiii) no other filings or other actions, with
                  respect to the Trustee's interest in the Receivables, are necessary to perfect the interest of the Trustee in the Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed in accordance with the applicable state's requirements, which is presently at least every five years; and

                             (xiv) the conditions to the use of a
                  registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been filed.

                  In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than, in the case of John W. Blenke, the laws of the State of Illinois, and in the case of Dewey Ballantine LLP, the laws of the State of New York, the corporate law of the State of Delaware and the United States Federal laws, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on the certificates of responsible officers of the Trust, Household Entities and public officials. References to the Prospectus in this paragraph C include any supplements thereto.

                  D. Dewey Ballantine LLP, counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Date with respect to the validity of the Series _____ Offered Certificates, the Underwriting Agreement, the Series _____ Supplement, the Registration Statement, the Prospectus and such other related matters as the Underwriters may reasonably require and the Household Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters. In giving their opinion, Dewey Ballantine LLP may rely (i) as to matters of California, Illinois, Nevada and Delaware law (other than Delaware corporation law) upon the opinions of counsel delivered pursuant to subsection (C) above, (ii) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States Federal laws or the corporation law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable, and (iii) as to matters of fact, to the extent deemed proper and as stated therein on certificates of responsible officers of the Trust, Household Entities and public officials.

                  E. Counsel to the Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the Household Entities and their counsel, to the effect that:

                             (i) The Trustee has been duly incorporated
                  and is validly existing as a banking corporation in good standing under the laws of the United States of America.

                             (ii) The Trustee has full corporate trust power
                  and authority to enter into and perform its obligations under the Pooling and Servicing Agreement, including, but not limited to, its obligation to serve in the capacity of the Trustee and to execute, issue, countersign and deliver the Series _____ Offered Certificates.

                             (iii) The Pooling and Servicing Agreement has
                  been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                             (iv) The Series _____ Offered Certificates
                  have been duly authorized, executed and authenticated by the Trustee on the date hereof on behalf of the Trust in accordance with the Pooling and Servicing Agreement.

                             (v) The execution, delivery and performance of
                  the Pooling and Servicing Agreement and the Series _____ Offered Certificates by the Trustee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Trustee pursuant to the terms of the articles of association or the by-laws of the Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Trustee or its property or assets or any agreement or instrument known to such counsel, to which the Trustee is a party or by which the Trustee or any of its respective property or assets is bound.

                             (vi) No authorization, approval, consent or
                  order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement and the Series _____ Offered Certificates.

                  F. [Name of Trustee] shall have furnished to the Underwriters and the Household Entities a certificate of ____
[Name of Trustee], signed by one or more duly authorized officers of _____ [Name of Trustee], dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by _____ [Name of Trustee] and the acceptance by the Trustee of the trusts created thereby and the due execution and delivery of the Series _____ Offered Certificates by the Trustee under the Pooling and Servicing Agreement and such other matters as the Underwriters shall reasonably request.

                  G. The Class A Certificates shall have been rated "___" or its equivalent by at least two nationally recognized Ratings Agencies.

                  H. The Underwriters shall have received copies of letters dated as of the Closing Date, from the Ratings Agencies stating the current ratings of the Series _____ Offered Certificates as set forth in Section I above.

                  I. The Underwriters shall have received from Dewey Ballantine LLP, counsel to the Household Entities, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to true sale matters relating to the transaction, and the Underwriters shall be addressees of any opinions of counsel supplied to the rating organizations relating to the Series _____ Offered Certificates.

                  J. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such other information, opinions, Offered Certificates and documents as they may reasonably request in writing.

                  K. The Prospectus shall have been filed (if required) with the Commission in accordance with the rules and regulations under the Act and
Section 2 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

                  L. At the Closing Date, Arthur Andersen LLP shall have furnished to the Underwriters a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

                  If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, (i) this Agreement may be terminated by the Representative by notice to both of the Household Entities at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 9 and (ii) the provisions of Section 9, the indemnity set forth in
Section 10, the contribution provisions set forth in Section 10 and the provisions of Sections 13 and 16 shall remain in effect.

                  Section 9. REIMBURSEMENT OF EXPENSES. If the sale of the Series _____ Offered Certificates provided for herein is not consummated because any condition to the Underwriter's obligations set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Trustee or the Household Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Household Entities, jointly and severally, will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and Sale of the Series _____ Offered Certificates.

                  Section 10. INDEMNIFICATION.

                  A. The Household Entities jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Series _____ Offered Certificates), to which the Underwriters or any such controlling person may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless (a) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Seller, or information, if any, electronically transmitted to the Seller by the Underwriters expressly for use in the Registration Statement (or any amendment thereof) or (b) such loss, liability, claim, damage or expense is incurred by an Underwriter solely as a result of the dissemination by it of Derived Information in violation of Section 3(a) hereof; and shall reimburse the Underwriters and each such controlling person promptly upon demand for any documented legal or documented other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the foregoing indemnity with respect to any untrue statement contained in or omission from the Prospectus shall not inure to the benefit of the Underwriters if a Household Entity shall sustain the burden of proving that the person asserting against the Underwriters the loss, liability, claim, damage or expense purchased any of the Series _____ Offered Certificates which are the subject thereof and was not sent or given a copy of the appropriate Prospectus (or the appropriate Prospectus as amended or supplemented) (the term Prospectus as used in this clause shall not include documents incorporated by reference thereto), if required by law, at or prior to the written confirmation of the sale of such Series _____ Offered Certificates (unless such Prospectus is amended or supplemented after the Prospectus has been delivered pursuant to Rule 424(b)) to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the appropriate Prospectus (or the appropriate Prospectus as amended or supplemented).

                  The foregoing indemnity agreement is in addition to any liability which a Household Entity may otherwise have to the Underwriters or any controlling person of any of the Underwriters.

                  B. Each of the Underwriters agrees to severally and not jointly indemnify and hold harmless the Household Entities, the directors and the officers of the Household Entities who signed the Registration Statement, and each person, if any, who controls any Household Entity within the meaning of the Act or the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which a Household Entity or any such director, officer or controlling person thereof may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information (as defined below), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the applicable Household Entity, promptly on demand, and any such director, officer or controlling person for any documented legal or other documented expenses reasonably incurred by such Household Entity, or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. Underwriter Information means the information set forth under the caption "Underwriting" in the Prospectus Supplement and the Base Prospectus.

                  The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to any Household Entity or any such director, officer or controlling person.

                  C. Promptly after receipt by any indemnified party under this Section 10 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and PROVIDED, FURTHER, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10.

                  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this
Section 10 for any fees and expenses of counsel subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 9 consist of the Underwriters or any of their controlling persons, or by the Household Entities, if the indemnified parties under this Section 9 consist of any of the Household Entities or any of the Household Entities' directors, officers or controlling persons, but in either case reasonably satisfactory to the indemnified party.

                  Each indemnified party, as a condition of the indemnity agreements contained in Sections 10A and B, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  Notwithstanding the foregoing, if (x) the indemnified party has made a proper request to the indemnifying party for the payment of the indemnified party's legal fees and expenses, as permitted hereby, and (y) such request for payment has not been honored within thirty days, then, for so long as such request thereafter remains unhonored, the indemnifying party shall be liable for any settlement entered into by the indemnified party whether or not the indemnifying party consents thereto.

                  D. If the indemnification provided for in this Section 10 shall for any reason be unavailable to hold harmless an indemnified party under Section 10A or B in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Household Entities on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Household Entities on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

                  The relative benefits of the Underwriters and the Household Entities shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus Supplement bears to the public offering price appearing on the cover page of the Prospectus Supplement.

                  The relative fault of the Underwriters and the Household Entities shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Household Entities or by one of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

                  The Household Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10D were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10D shall be deemed to include, for purposes of this Section 10D, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  Each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as each of the Underwriters and each director of a Household Entity, each officer of a Household Entity who signed the Registration Statement, and each person, if any, who controls a Household Entity within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the applicable Household Entity.

                  Except in the case of any loss, claim, damage, liability or expense resulting solely from a breach of the Underwriter's representation and warranty set forth in Section 3(a), (b) or (c) hereof, in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Series _____ Offered Certificates purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  E. The Underwriters severally confirm that the information
(i) set forth in the Prospectus Supplement relating to market making, (ii) set forth under the caption "Underwriting" in the Prospectus Supplement, and
(iii) provided in response to Section 3(b) hereof, assuming the accuracy of the Seller-Provided Information used in the preparation of Derived Information, is correct and constitutes the only information furnished in writing to a Household Entity by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and/or the Prospectus.

                  Section 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in the public offering of the Series _____ Offered Certificates shall fail at the Closing Date to purchase the Series _____ Offered Certificates which it is obligated to purchase hereunder (the "DEFAULTED SECURITIES"), then the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriter have not completed such arrangements within such 24-hour period, then:

                             (i) if the aggregate principal amount of
                  Defaulted Securities does not exceed 10% of the aggregate principal amount of the Series _____ Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof, or

                             (ii) if the aggregate principal amount of
                  Defaulted Securities exceeds 10% of the aggregate principal amount of the Series _____ Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve the defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

                  In the event of a default by an Underwriter as set forth in this Section, each of the Underwriters and the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

                  Section 12. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Seller and HAFC prior to delivery of and payment for the Series _____ Offered Certificates if prior to such time (i) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System shall have been suspended or limited, or minimum prices shall have been established on such exchange or market system; a banking moratorium shall have been declared by either Federal, New York State authorities or the State of California; or (ii) there shall have occurred any outbreak or material escalation of hostilities involving the United States of America where armed conflict or the declaration of war appears imminent, if, the effect of such event makes it, in the reasonable judgment of the Representative, impractical or inadvisable to proceed with the completion of the sale and payment for the Series _____ Offered Certificates. Upon such notice being given, the parties to this Agreement shall (except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

                  Section 13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in Offered Certificates of officers of the Household Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Representative or controlling person of the Representative, or by or on behalf of the Household Entities or any officers, directors or controlling persons and shall survive delivery of any Offered Certificates to the Representative or any controlling person.

                  Section 14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the Underwriters at [Name of Lead Underwriter], [address], attention: __________,
Fax: __________; if sent to any Household Entity to 2700 Sanders Road, Prospect Heights, Illinois 60070, attention of General Counsel, Fax: (847) 564-6366.

                  Section 15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Representative and the Household Entities, and their respective successors or assigns. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Series _____ Offered Certificates from the Representative shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  Section 17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together they shall constitute but one instrument.

                  Section 18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with the Representative's understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Representative, the Seller, HAFC and HFC in accordance with its terms.

                                          Very truly yours,

                                          HOUSEHOLD FINANCE CORPORATION


                                          By: ______________________________
                                               Name:
                                               Title:


                                          HOUSEHOLD AUTO RECEIVABLES CORPORATION


                                          By: _______________________________
                                               Name:
                                               Title:


                                          HOUSEHOLD AUTOMOTIVE FINANCE
                                               CORPORATION


                                          By: ________________________________
                                               Name:
                                               Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:

[Name of Lead Underwriter]
Acting on its own behalf and as Representative of the Underwriters referred to in the foregoing Agreement


By:  ___________________________________________
     Name:
     Title:   Authorized Signatory

                            [Underwriting Agreement]

                                  Schedule 1

                                   Purchase Price (excluding accrued interest)

                                                CLASS A
[List Names of Underwriters]                    _____%
____________________                            _____%
____________________                            _____%
____________________                            _____%


                                   Notional Principal Amount

                                                CLASS A
[List Names of Underwriters]                    $__________
____________________                             __________
____________________                             __________
____________________                             __________

Total                                           $__________


                                   Proceeds (excluding accrued interest)

                                   CLASS A-1
[List Names of Underwriters]       $__________
____________________                __________
____________________                __________
____________________                __________

Total                              $__________


                                       30